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                         EMPLOYEE STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                              CELANESE CORPORATION

                                       AND

                         THE OTHER PARTIES NAMED HEREIN

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                          DATED AS OF JANUARY 21, 2005

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                                TABLE OF CONTENTS

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Annex I    Form of Consent of Spouse
Annex II   Form of Acknowledgment and Agreement

                                       -i-

                         EMPLOYEE STOCKHOLDERS AGREEMENT

          This EMPLOYEE STOCKHOLDERS AGREEMENT (this "AGREEMENT") is dated as of
January 21, 2005 by and among Celanese Corporation, a Delaware corporation (the
"COMPANY"), Blackstone Capital Partners (Cayman) Ltd. 1 ("BCP 1"), Blackstone
Capital Partners (Cayman) Ltd. 2 ("BCP 2"), Blackstone Capital Partners (Cayman)
Ltd. 3 ("BCP 3" and, together with BCP 1 and BCP 2, the "SPONSORS" and each a
"SPONSOR") and the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 21 hereof as Employee
Stockholders (the "EMPLOYEE STOCKHOLDERS" and, together with the Company and the
Sponsors, the "PARTIES").

                                    RECITALS:

          WHEREAS, pursuant to the Company's 2004 Stock Incentive Plan (as the same may be amended, supplemented or modified from time to time, the "PLAN"), each Employee Stockholder has, either as of the date hereof or from time to time after the date hereof, entered into a Subscription Agreement (the "SUBSCRIPTION
AGREEMENT") with the Company pursuant to which it has agreed to purchase from the Company, and the Company has agreed to sell to such Employee Stockholder, the number of shares of Common Stock set forth on Schedule A to the Subscription
Agreement;

          WHEREAS, pursuant to the Plan, the Company may from time to time grant other Awards (as defined in the Plan) to Employee Stockholders; and

          WHEREAS, the Parties wish to enter into certain agreements with respect to the holdings by the Sponsors and the Employee Stockholders and their respective Permitted Transferees of Common Stock and securities exercisable or exchangeable for or convertible into Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties further acknowledge and agree to the following:

          1. Definitions of Words and Phrases. As used in this Agreement:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

          "BOARD OF DIRECTORS" means the board of directors of the Company.

          "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or
New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAUSE" means, with respect to any Employee Stockholder, "Cause" as defined in the employment agreement or change in control agreement between the
Company or any of its Subsidiaries and such Employee Stockholder (with respect to any such Employee Stockholder, as the same may be amended in accordance with the terms thereof, such Employee Stockholder's

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"EMPLOYMENT AGREEMENT") or, if not defined therein or if there is no such agreement, "Cause" means (A) such Employee Stockholder's willful failure to perform his or her duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to such Employee Stockholder of such failure, (B)
commission of (x) a felony (other than traffic-related) under the laws of the
United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (C) such
Employee Stockholder's willful malfeasance or willful misconduct which is demonstrably injurious to the Company, (D) any act of fraud by such Employee
Stockholder or (E) such Employee Stockholder's breach of the provisions of
Section 5 of this Agreement.

          "CHANGE OF CONTROL" means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the
Company to any Person or Group other than any of the Sponsors or any of their respective Permitted Transferees or (ii) if any Person or Group, other than any of the Sponsors or any of their respective Permitted Transferees, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of more than 51% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise.

          "CLOSING DATE" means, with respect to any Employee Stockholder, the date on which such Employee Stockholder initially acquired Shares pursuant to such Employee Stockholder's Subscription Agreement.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMON STOCK" means the Series A Common Stock, par value $0.0001 per share, of the Company and the Series B Common Stock, par value $0.0001 per share, of the Company.

          "COMMON STOCK EQUIVALENT" means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into
Common Stock.

          "COMPANY" has the meaning set forth in the Preamble.

          "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 5.

          "EMPLOYEE STOCKHOLDER" has the meaning set forth in the Preamble.

          "EMPLOYEE STOCKHOLDER GROUP" means, with respect to any Employee
Stockholder, collectively such Employee Stockholder and any Employee
Stockholder's Trust and Employee Stockholder's Estate of such Employee
Stockholder.

          "EMPLOYEE STOCKHOLDER'S ESTATE" means, with respect to any Employee
Stockholder, the conservators, guardians, executors, administrators, testamentary trustees, legatees, spouse (or ex-spouse) or lineal descendants
(including adopted children) of such Employee Stockholder.

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          "EMPLOYEE STOCKHOLDER'S TRUST" means, with respect to any Employee
Stockholder, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Employee
Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants
(including adopted) or, if at any time after any transfer of Shares to such
Employee Stockholder's Trust there shall be no then living spouse or lineal descendants, such beneficiaries may include the estate of a deceased beneficiary.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

          "GOOD REASON" means, with respect to any Employee Stockholder, "Good
Reason" as defined in such Employee Stockholder's Employment Agreement or, if not defined therein or if there is no such agreement, "Good Reason" means (i) a substantial diminution in such Employee Stockholder's position or duties, adverse change in reporting lines, or assignment of duties materially inconsistent with his position (other than due to increased responsibility or a promotion), (ii) any reduction in such Employee Stockholder's base salary or annual bonus opportunity or (iii) failure of the Company (or a Subsidiary of the
Company, if such Subsidiary is the Employee Stockholder's employer) to pay compensation or benefits when due, in each case which is not cured within 30 days following the Company's (or Subsidiary's) receipt of written notice from such Employee Stockholder describing the event constituting Good Reason.

          "GOOD TERMINATION" means the termination of an Employee Stockholder's employment with the Company or a Subsidiary of the Company, as the case may be
(i) by the Company (or Subsidiary) without Cause, (ii) by the Employee
Stockholder for Good Reason or (iii) due to death or Disability.

          "GROUP" means any syndicate or group that would be considered a
"person" for purposes of Sections 13(d) of the Exchange Act.

          "INITIAL PUBLIC OFFERING" means the closing of the first sale of common equity or equivalent securities of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form
S-4 or S-8 or any similar or successor form) filed under the Securities Act.

          "IPO EFFECTIVENESS DATE" means the date upon which the Company closes its Initial Public Offering.

          "LOCK-UP PERIOD" has the meaning set forth in Section 2(a).

          "PARTIES" has the meaning set forth in the Preamble.

          "PERMITTED TRANSFEREE" means any Employee Stockholder's Estate or
Employee Stockholder's Trust of such Employee Stockholder that becomes a party to, and is bound to the same extent as its transferor by the terms of, this
Agreement.

          "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

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          "PLAN" has the meaning set forth in the Preamble.

          "PUBLIC OFFERING" means a sale of Shares to the public in a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor to such forms) filed under the Securities Act.

          "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SHARES" means the Shares, provided that such Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the
Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such
Shares shall have been otherwise transferred, new certificates not bearing restrictive legends shall have been delivered by the Company in lieu thereof and further disposition thereof shall not require registration or qualification of them under the Securities Act or any state securities or Blue Sky laws, (iv)
such Shares may be sold pursuant to Rule 144(k) under the Securities Act or (v)
such Shares shall have ceased to be outstanding.

          "REGISTRATION RIGHTS AGREEMENT" means the amended and restated
registration rights agreement, dated as of January 26, 2005, by and among the
Company, the Sponsors and BA Capital Investors Sidecar Fund, L.P., as it may be
amended, modified, supplemented or restated from time to time.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

          "SENIOR MANAGER" means any of Mr. David N. Weidman, Mr. Lyndon B.
Cole, Mr. Corliss J. Nelson and Dr. Andreas Pohlmann.

          "SHARES" means, with respect to each Employee Stockholder, (i) any and all shares of Common Stock issued to such Employee Stockholder pursuant to such
Employee Stockholder's Subscription Agreement and (ii) any and all other Common
Stock Equivalents and shares of Common Stock granted or issued (as the case may
be) to such Employee Stockholder pursuant to the Plan.

          "SPONSORS" has the meaning set forth in the Preamble.

          "STOCKHOLDER" means each of the Sponsors, the Employee Stockholders and their respective Permitted Transferees.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which 50% or more of the total voting power of shares of

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capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or 50% or more of the equity interests therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such
Person or a combination thereof.

          "SUBSCRIPTION AGREEMENT" has the meaning set forth in the Preamble.

          "TRANSFER" or "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law. When used as a verb, "TRANSFER" shall have the correlative meaning. In addition, "TRANSFERRED" and "TRANSFEREE" shall have the correlative meanings.

          "TRIGGERING EVENT" has the meaning set forth in Section 3(a).

          2. Limitations on Transfer.

          (a) Until the earlier of (i) the date that is two years and one day after the expiration of any Company or underwriter "lock-up" period applicable to an Employee Stockholder following an Initial Public Offering or (ii) the date on which a Change of Control occurs (the period ending on the earlier of (i) or
(ii), the "LOCK-UP Period"), except as required by law, no Employee Stockholder shall transfer any Shares (other than a transfer pursuant to Section 2(b),
Section 2(c) or any other transfer to the Company) without the prior written consent of the Sponsors; provided, that this clause (a) shall not apply to a transfer of Shares issued to such Employee Stockholder pursuant to the Company's
Deferred Compensation Plan following the applicable Closing Date.

               (i) After the Lock-Up Period, any Employee Stockholder may
     transfer all or a portion of its Shares in accordance with and subject to the provisions of this Agreement (including, without limitation, Sections
     2(d)).

               (ii) Any attempt to transfer any Shares or any rights thereunder in violation of this Section 2 shall be null and void ab initio. The
     Company shall not record on its stock transfer books or otherwise any transfer of Shares in violation of the terms and conditions set forth herein.

          (b) Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2(d), at any time, each of the Employee Stockholders may transfer all or a portion of his or her Shares to any of its Permitted Transferees. A Permitted Transferee of Shares pursuant to this Section 2(b) may transfer its Shares pursuant to this Section 2(b) only to the transferor Employee Stockholder or to a Person that is a Permitted
Transferee of such transferor Employee Stockholder.

          (c) Good Termination of Employee Stockholders. Notwithstanding
anything to the contrary contained in this Agreement, but subject to Section
2(d), at any time, each Employee Stockholder (other than a Senior Manager) whose employment with the Company is terminated due to a Good Termination may transfer all or a portion of his or her Shares beginning on the

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date that is three (3) months and one day following the date of such Good
Termination (the "DETERMINATION DATE"); provided, that, in no event shall any
Employee Stockholder transfer a number of his or her Shares in excess of (i)
with respect to the three month period beginning on the Determination Date, 33%
of the number of Shares owned by such Employee Stockholder on the applicable
Closing Date, (ii) for the three months following the period described in clause
(i), the sum of (x) 33% of the number of Shares owned by such Employee
Stockholder on the applicable Closing Date and (y) any Shares which were eligible for sale during the period described in clause (i) above, but were not sold and (iii) for the three months following the period described in clause
(ii), the sum of (x) 33% of the number of Shares owned by such Employee
Stockholder on the applicable Closing Date and (y) any Shares which were eligible for sale during the periods described in clauses (i) and (ii) above, but were not sold.

          (d) Transfers in Compliance with Law; Substitution of Transferee. No transfer by any Employee Stockholder may be made pursuant to this Agreement unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex II (other than if (x) the transfer is conducted pursuant to and in accordance with Section 3 hereof or (y) the transfer is conducted following the IPO Effectiveness Date pursuant to and in accordance with Rule 144 under the Securities Act), (ii) the transfer complies in all respects with the applicable provisions of this Agreement, (iii) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act and (iv) the transfer complies with all applicable Company policies and restrictions (including any trading
"window periods" or other policies regulating insider trading). No transfer by any Employee Stockholder may be made pursuant to this Agreement (except pursuant to an effective registration statement under the Securities Act) unless and until such Employee Stockholder has first delivered to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

          3. "Piggyback" Registration Rights.

          (a) Incidental Registration. (i) At any time after the expiration of the Lock-Up Period that the Company determines to proceed with the preparation and filing of a registration statement under the Securities Act in connection with a proposed Public Offering, the Company will give written notice of such determination to the Employee Stockholders. Upon written request of any Employee Stockholder given within fifteen (15)
     Business Days after receipt of any such notice from the Company, the
     Company will, except as herein provided, cause all Registrable Shares held by such Employee Stockholder which have been requested to be included in the registration to be included in such registration statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration.

               (ii) If any Public Offering pursuant to this Section 3(a) shall be underwritten on a firm commitment basis, in whole or in part, the
     Company may require that the Common Stock requested for inclusion pursuant to this Section 3(a) be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If, upon the written advice of the managing

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     underwriter of such Public Offering, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities (including the price at which such securities could be offered), the Company will include in such registration such maximum number of shares of Common Stock as follows: (A) if such registration has been initiated by one or more of the Company's stockholders holding demand registration rights with the Company pursuant to the Registration Rights
     Agreement or any similar agreements, then (i) first, the number of shares of Common Stock requested to be registered by such initiating stockholder(s) and any other holder(s) of the Company's securities which are entitled to sell pro rata with such initiating stockholder(s), pro rata in accordance with the number of shares owned by such stockholders; (ii)
     second, the number of Registrable Shares requested to be registered by
     Employee Stockholders and the number of shares of Common Stock requested to be registered by any other holders of Common Stock having equivalent rights under similar agreements, pro rata in accordance with the number of shares owned by such stockholders; and (iii) third, the number of shares of Common
     Stock proposed to be sold by the Company for its own account; or (B) if such registration has been initiated by the Company, then (i) first, the number of shares of Common Stock proposed to be sold by the Company for its own account; and (ii) second, the number of Registrable Shares requested to be included in such registration by the Employee Stockholders and number of shares of Common Stock requested to be registered by any other holders of
     Common Stock having equivalent rights under the Registration Rights
     Agreement or any similar agreements, pro rata in accordance with the number of shares owned by such stockholders.

          (b) Registration Procedures. If and whenever the Company is required by the provisions of Section 3(a) to effect the registration of Registrable
Shares under the Securities Act, the Company will:

               (i) prepare and file with the Commission a registration statement with respect to such Registrable Shares, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, not to exceed 180 days; provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 3(a) at any time;

               (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such
     Registrable Shares, not to exceed 180 days; provided, however, that the
     Company may discontinue any registration of its securities that is being effected pursuant to Section 3(a) at any time;

               (iii) furnish to the Employee Stockholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus

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     and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Shares;

               (iv) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Employee Stockholders may reasonably request (which request must be within twenty (20) days following the original filing of such registration statement), except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (v) notify such participating Employee Stockholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (vi) notify such participating Employee Stockholders in the event that the Company becomes aware that any prospectus required to be delivered by Employee Stockholders pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and, at the request of any such Employee
     Stockholder, prepare, promptly file with the Commission and deliver to such
     Employee Stockholder such amendments or supplements to the prospectus as may be necessary so that the prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or fail to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

               (vii) if such registration statement includes an underwritten public offering, enter into a customary underwriting agreement and, at the closing provided for in such underwriting agreement, provide such of the following documents as are required thereunder: (x) an opinion or opinions of counsel to the Company; and (y) a "cold comfort" letter or letters from the independent certified public accountants of the Company covering such matters as are customarily covered by such letters.

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any Employee Stockholder that such
Employee Stockholder shall furnish to the Company such information regarding the
Registrable Shares held by such Employee Stockholder and the intended method of disposition thereof, and shall enter into such agreements (including customary representations, warranties, covenants, indemnities and other agreements) and execute such other documents, in each case as the Company shall reasonably request in connection with such registration.

          Each Employee Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section
3(b)(vi), such Employee Stockholder will forthwith discontinue disposition of
Registrable Shares pursuant to the

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registration statement covering such Registrable Shares until such Employee
Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 3(b)(vi), and, if so directed by the Company, such
Employee Stockholder will deliver to the Company all copies, other than permanent file copies, then in such Employee Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3(b)(ii) shall be extended by the greater of (i) thirty
(30) days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(b)(vi) to and including the date when such Employee Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 3(b)(vi).

          (c) Expenses. With respect to each inclusion of Registrable Shares in a registration statement pursuant to Section 3(a), the Company shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel for the transferring
Employee Stockholders, fees and disbursements of accountants for the Employee
Stockholders, underwriting discounts and commissions, transfer taxes and any other expenses incurred by the Employee Stockholders not expressly included above shall be borne by the applicable Employee Stockholders.

          (d) Lock-up Agreement. If any registration of Registrable Shares shall be in connection with an underwritten public offering, each Employee Stockholder agrees not to, and shall use its best efforts to cause its Affiliates not to, effect any sale or distribution (except as a participant in such underwritten public offering), including any sale pursuant to Rule 144 under the Securities
Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, except as a participant in such underwritten public offering), during the seven days prior to, and during the 180-day period (or such shorter period as the managing underwriters may require or permit) beginning on, the effective date of such registration.

          4. Representations, Warranties and Covenants. Each Employee
Stockholder represents and warrants to the Company as follows:

          (a) Such Employee Stockholder is acquiring the Shares for the Employee
Stockholder's own account and not with a view to distributing or reselling the
Shares in any transaction that would be in violation of any federal or state securities laws.

          (b) Such Employee Stockholder understands that the Shares have not been registered under the Securities Act, or registered or qualified under the securities laws of any state, and that the Employee Stockholder may not sell or otherwise transfer the Shares unless the Shares are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration and qualification.

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          (c) Such Employee Stockholder acknowledges that he or she has been advised that (i) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (ii) a notation will be made in the appropriate records of the Company indicating that the Share is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Shares. Any certificate representing Shares issued to any Employee Stockholder or any of its
Permitted Transferees shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN
          EMPLOYEE STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 21, 2005, AMONG
          CELANESE CORPORATION, AND THE STOCKHOLDERS PARTIES THERETO, A COPY OF
          WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE,
          ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE
          SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF SUCH EMPLOYEE STOCKHOLDERS
          AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS
          CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH
          EMPLOYEE STOCKHOLDERS AGREEMENT."

          (d) If any Shares are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, such Employee Stockholder will promptly notify the Company of such intended disposition and will deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, will deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Commission.

          (e) Such Employee Stockholder has been furnished with and has carefully read the confidential Information Memorandum (including the Exhibits and Annexes thereto) relating to the purchase of the Shares. Such Employee
Stockholder is as of the date hereof an employee of the Company or one of its
Subsidiaries and in such capacity has acquired at least a general understanding of the Company and its business. Such Employee Stockholder understands that the
Shares to be issued pursuant to this Agreement are being issued pursuant to the
Plan. Such Employee Stockholder has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Company and its business which he or she deems necessary to evaluate the merits and risks related to his or her investment in the Shares.

          (f) In making his or her decision to acquire the Shares, such Employee
Stockholder has relied upon independent investigations made by him or her and, to the extent believed by the Employee Stockholder to be appropriate, his or her representatives, including his or her own professional, financial, tax and other advisors.

          (g) The Employee Stockholder is able to bear the economic risk of a total loss of the Employee Stockholder's investment in the Company, and the
Employee Stockholder has

                                                                              11

adequate means of providing for the Employee Stockholder's current needs and foreseeable personal contingencies and has no need for the Employee
Stockholder's investment in the Shares to be liquid.

          (h) Such Employee Stockholder understands that the purchase of the
Shares is a speculative investment which involves a high degree of risk of loss of his or her investment therein, there are substantial restrictions on the transferability of the Shares, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for such Employee Stockholder to liquidate his or her investment in case of emergency, if at all.

          (i) Such Employee Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Shares, and such Employee
Stockholder, either alone or with his or her purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of his or her purchase of the Shares as contemplated by this Agreement.

          (j) If such Employee Stockholder is resident in a community property state, such Employee Stockholder's spouse, if any, has duly executed or will duly execute the Consent of Spouse attached hereto as Annex I, and such Consent of Spouse was delivered as of the date of this Agreement, or, if later, the date such party became a party. Such Consent of Spouse was duly authorized, executed and delivered by such Spouse and effectively binds such spouse to the terms set forth therein.

          5. Confidentiality. (a) No Employee Stockholder will at any time
(whether during or after such Employee Stockholder's employment with the Company or one of its Subsidiaries) (x) retain or use for the benefit, purposes or account of such Employee Stockholder or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information --including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals -- concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis ("CONFIDENTIAL INFORMATION") without the prior written authorization of the Board of Directors.

          (b) "Confidential Information" shall not include any information that is (a) generally known to the industry or the public other than as a result of an Employee Stockholder's breach of this covenant; (b) made legitimately available to such Employee Stockholder by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that such Employee Stockholder shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

                                                                              12

          (c) Upon termination of an Employee Stockholder's employment with the
Company for any reason, such Employee Stockholder shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property
(including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company's option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Employee Stockholder's possession or control (including any of the foregoing stored or located in such
Employee Stockholder's office, home, laptop or other computer, whether or not
Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that such
Employee Stockholder may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z)
notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which such Employee
Stockholder is or becomes aware.

          6. Employment by the Company. Nothing contained in this Agreement or the Subscription Agreement (a) obligates the Company or any Subsidiary or
Affiliate of the Company to employ the Employee Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such Subsidiary or
Affiliate) from terminating the employment of the Employee Stockholder at any time or for any reason whatsoever, with or without Cause, and the Employee
Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee
Stockholder concerning the Employee Stockholder's employment or continued
employment by the Company or any Subsidiary or Affiliate of the Company.

          7. Taxes. The Company will have the right to deduct from any cash payment made under this Agreement to the applicable Employee Stockholder Group any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

          8. After-Acquired Securities. Each Employee Stockholder agrees that, except as otherwise provided herein, all of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such
Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

          9. Recapitalization, Exchange, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and the Common Stock Equivalents, to any and all shares of capital stock of the
Company, Common Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares or
Common Stock Equivalents. If, and as often as, there are any changes in the
Shares or the Common Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be

                                                                              13

required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common Stock Equivalents as so changed.

          10. Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

          if to the Company:

                    Celanese Corporation
                    1601 West LBJ Freeway
                    Dallas, TX 75234-6034
                    Telecopy:
                    Attention:

          if to the Sponsors:

                    c/o The Blackstone Group L.P.
                    345 Park Avenue, 31st Floor
                    New York, NY 10154
                    Telecopy: (212) 583-5722
                    Attention: Chinh Chu

                    with a required copy (which shall not constitute notice) to:

                    Simpson Thacher & Bartlett LLP
                    425 Lexington Avenue
                    New York, NY 10017
                    Telecopy: (212) 455-2502
                    Attention: William R. Dougherty

          if to an Employee Stockholder, to him or her at his or her address or telecopy number set forth in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10 designate another address or Person for receipts of notices hereunder.

          11. Successors, Assigns and Transferees. The provisions of this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a party hereto and be bound to the same extent as its transferor hereby; provided that no Employee Stockholder may assign to any Permitted Transferee any of its rights hereunder other than in connection with a

                                                                              14

transfer to such Permitted Transferee of Shares in accordance with the provisions of this Agreement.

          12. Amendment and Waiver.

          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (b) Any amendment, supplement, modification or waiver of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by (i) the Company and (ii) Stockholders which own on a fully-diluted basis shares of Common Stock representing at least a majority of the voting power represented by all Common Stock outstanding on a fully diluted basis and owned by all Stockholders; provided, however, that this Agreement shall not be amended, supplements, modified or any provision waived in a manner that materially adversely affects the Employee Stockholders and their Permitted
Transferees without the prior written consent of holders of a majority of the
Common Stock then beneficially owned by the Employee Stockholders and their
Permitted Transferees. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Employee Stockholders.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this
Agreement by such party.

          14. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          15. Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender.

          16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other

                                                                              15

respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          17. Entire Agreement. This Agreement, the Subscription Agreement, any
option agreements entered into between the Company and the Employee Stockholders and the other documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

          18. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          20. Consent to Jurisdiction; No Jury Trial. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern District of New
York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. THE
PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR
COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING
OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

          21. Additional Employee Stockholders. Any employee or director of the
Company or any of its Subsidiaries who becomes party to a stock subscription agreement or option agreement after the date hereof may become a party hereto and may become bound hereby by entering into a supplemental agreement with the
Company agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other Employee Stockholders. Each such supplemental agreement shall become effective upon its execution by the Company and such employee or director, and it shall not require the signature or consent of any other party hereto. Such supplemental agreement may modify some of the terms hereof as they affect such employee or director.

                                                                              16

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Employee Stockholders Agreement on the date first written above.

                                  CELANESE CORPORATION

                                     By: /s/ David N. Weidman
                                         ---------------------------------------
                                         Name:  David N. Weidman
                                         Title: President and Chief Executive
                                                Officer

                                                                              17

                                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 1

                                     By: /s/ Chinh E. Chu
                                         ---------------------------------------
                                         Name: Chinh E. Chu
                                         Title: Director

                                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 2

                                     By: /s/ Chinh E. Chu
                                         ---------------------------------------
                                         Name: Chinh E. Chu
                                         Title: Director

                                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 3

                                     By: /s/ Chinh E. Chu
                                         ---------------------------------------
                                         Name: Chinh E. Chu
                                         Title: Director

                                                                              18

                                     EMPLOYEE STOCKHOLDER

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                         Annex I

                          FORM OF CONSENT OF SPOUSE(1)

          Reference is made to the Employee Stockholders Agreement, signed by
_______________________ (the "EMPLOYEE STOCKHOLDER") and dated as of January 21,
2005 (the "AGREEMENT"), among Celanese Corporation, the Sponsors named therein and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms.
Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

          The undersigned is the spouse of the Employee Stockholder and hereby acknowledges that s/he has read the attached Agreement and knows its content.
The undersigned is aware that by its provisions, his or her spouse agrees to sell all or a portion of his or her Common Stock, whether now owned or later acquired through the exercise of stock options or otherwise, including his or her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those securities and his or her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his or her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the
Agreement.

                                     -------------------------------------------
                                     Name:

----------
(1)  We expect every Employee Stockholder who is resident of one of the community property states (Arizona, California, Idaho, Louisiana, Nevada,
     New Mexico, Texas, Washington and Wisconsin) to have his or her spouse, if any, execute and deliver this consent as of the date of the Employee
     Stockholders Agreement, or, if later, the date such Employee Stockholder becomes a party to the Employee Stockholders Agreement.

                                                                        Annex II

                                     FORM OF
                          ACKNOWLEDGMENT AND AGREEMENT

          The undersigned wishes to receive from [___________] ("TRANSFEROR")
[certain shares or certain options, warrants or other rights to purchase]
[___________] shares, par value $0.0001 per share, of common stock (the
"SHARES") of Celanese Corporation, a Delaware corporation (the "COMPANY").

          The Shares are subject to the Employee Stockholders Agreement, dated as of January 21, 2005 (the "AGREEMENT"), among the Company and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

          Pursuant to the terms of the Agreement, the transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

          The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

          In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he or she has been given a copy of the
Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an "Employee
Stockholder".

------------------------------------
Name:

This ________ day of ________, 200_.